UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 27, 2021

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HMST	Nasdaq Stock Market LLC

☐	Emerging growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 27, 2021, HomeStreet, Inc. (the "Company") held its 2021 Annual Meeting of Shareholders (the "Annual Meeting"). Based on the certified voting report provided by the inspector of elections for the Annual Meeting, the Company's shareholders elected all six director candidates nominated by the Company's Board of Directors and approved Proposals 2 and 3, all as described in the Company's Definitive Proxy Statement for the Annual Meeting on Schedule 14A which was filed with the Securities and Exchange Commission on April 21, 2021.

Proposal 1

Shareholders re-elected the following six directors with terms ending at the 2022 annual meeting of shareholders (or upon the due election and qualification of their respective successors).

Official Results

Nominee	For	Against	Withhold	Broker Non-Votes
Scott Boggs	16,426,998	423,832	195,832	1,746,082
Jeff Green	16,998,608	43,553	4,501	1,746,082
James R. Mitchell, Jr.	16,560,950	481,212	4,500	1,746,082
Mark Patterson	16,956,316	85,846	4,500	1,746,082
Nancy D. Pellegrino	16,574,748	468,145	3,769	1,746,082
Doug Smith	16,069,377	912,483	64,802	1,746,082

Proposal 2

Company shareholders approved on an advisory (non-binding) basis, as set forth below, the compensation of the Company's named executive officers.

Official Results

	For	Against	Abstain	Broker Non-Votes
Approval on an advisory (non-binding) basis the compensation of the Company's named executive officers.	16,622,464	375,801	48,397	1,746,082

Proposal 3

Shareholders ratified on an advisory (non-binding) basis, as set forth below, the appointment of Deloitte & Touche LLP as the Company's independent registered accounting firm.

Official Results

	For	Against	Abstain
Appointment of Deloitte & Touche	18,577,424	187,319	28,001

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.
Exhibit 104	Cover Page Interactive Data File (embedded within with Inline XBRL)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2021

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative Officer, General Counsel, Corporate Secretary